EXHIBIT 10.221

                   SIXTH AMENDMENT TO CREDIT AGREEMENT

          SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 22, 1999 (this "Amendment"), among R&B FALCON CORPORATION, a Delaware corporation ("Holdings"), RBF DEEPWATER EXPLORATION III INC., a Nevada corporation (f/k/a RB Deepwater Exploration III Inc.) (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (each, a "Bank" and, collectively, the "Banks"), CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Administrative Agent for the Banks (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the Credit Agreement.

                          W I T N E S S E T H :

          WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of February 24, 1998 (as amended to date, the "Credit Agreement"); and

          WHEREAS, the parties thereto and hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I.  Amendments to Credit Agreement and Consents.

          1.   Section 7.01 of the Credit Agreement is hereby amended  by
(i) deleting clause (e) thereof in its entirety and inserting the following new clause (e) in lieu thereof:

          (e)   Indebtedness  of Holdings created under  the  R&B  Falcon
     Credit  Agreement  in  an  aggregate  principal  amount  not  exceed
     $200,000,000.

, (ii) deleting the word "and" at the end of clause (h) thereof, (ii) redesignating clause (i) thereof as clause (j), and (iii) inserting the following new clause (i) immediately following clause (h) thereof:

          (i) Senior unsecured Indebtedness of Holdings (including any refinancing thereof, provided that any such refinancing does not increase the principal amount thereof beyond that outstanding on the date of such refinancing) in an aggregate principal amount not to exceed $350,000,000; provided that such Indebtedness (or refinancing thereof, as the case may be) shall at all times (i) be unsecured and
     (ii) have a maturity date not earlier than one year after the Maturity Date (as such term is defined from time to time) (except for any refinancing which results solely in the conversion of such Indebtedness into, or exchange for, other Indebtedness of Holdings, in an aggregate principal amount not to exceed that outstanding on the date of such refinancing, which is unsecured and has a maturity date not earlier than one year after the Maturity Date (as such term is defined from time to time)); and

          2.   Section 7.11 of the Credit Agreement is hereby amended  by
(i) deleting clause (iii) thereof in its entirety and inserting the following new clause (iii) in lieu thereof:

     and (iii) sales of properties and assets which shall not exceed $50,000,000 in fair market value in the aggregate in any fiscal year of Holdings; provided that in addition to the above permitted asset sales, Holdings and its Subsidiaries shall be permitted to sell Non-Core Assets not exceeding $250,000,000 in fair market value in the aggregate in any fiscal year of Holdings.

          3. (a) Section 7.10 of the Credit Agreement is hereby amended by deleting said section in its entirety and inserting the following new
Section 7.10 in lieu thereof:

          7.10. Interest Coverage Ratio. Holdings will not permit its Interest Coverage Ratio at the end of any fiscal quarter of Holdings (calculated quarterly at the end of each fiscal quarter of Holdings) to be less than 1.50:1.00. For purposes of this Section 7.10, the "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the four fiscal quarters of Holdings ending on such date to (ii)
     Consolidated Interest Expense for the four fiscal quarters of Holdings ending on such date.

          (b) Notwithstanding the foregoing amendment to Section 7.10 of the Credit Agreement, for purposes of calculating the EDITDA Leverage Ratio of Holdings for the periods ending December 31, 1998, March 31, 1999, June 30, 1999 and September 30, 1999 (in each case to the extent such period ends prior to the Sixth Amendment Effective Date), Consolidated Net Income, interest, taxes, depreciation, depletion and amortization shall be determined on a pro forma basis as if the Cliffs
Acquisition had occurred on October 1, 1997 and as if the Cliffs Acquisition had been accounted for as a pooling of interests (but without duplication in the case of months previously consolidated).

          4. Section 7.13 of the Credit Agreement is hereby amended by deleting said section in its entirety and inserting the following new
Section 7.13 in lieu thereof:

          Section 7.13 Restriction on Certain Debt Payments. Holdings shall not (i) repay any indebtedness incurred pursuant to Section 7.01(h) except out of net proceeds from the issuance by the Borrower of (x) capital stock permitted to be issued hereunder or (y) refinancing Indebtedness permitted pursuant to Section 7.01(h); provided that, so long as no Default or Event of Default exists or would result immediately after giving effect to such payment, this
     Section 7.13(i) shall not be deemed to prevent Holdings from making regularly scheduled payments of accrued interest on such Indebtedness or (ii) make any optional or voluntary payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of any indebtedness incurred pursuant to
     Section 7.01(i).

          5. Section 9 of the Credit Agreement is hereby amended by (i) deleting the definitions of "EBITDA" and "Eurodollar Margin" appearing therein and (ii) inserting the following new definitions in appropriate alphabetical order:

               "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to
         Capital Lease Obligations) of Holdings and its Subsidiaries in accordance with GAAP (provided that, in any event, Consolidated Interest Expense shall not include capitalized interest) on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

               "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, dividends on preferred stock, taxes, depreciation, depletion and amortization. Notwithstanding the foregoing, the calculation of EBITDA shall not take into account any extraordinary gains or losses, any non-cash items, or any non-recurring gains or charges.

               "Eurodollar Margin" shall mean a percentage equal to 2.00% per annum.

               "Non-Core Assets" shall mean (i) the drilling rigs Seillean, Iolair, Peregrine VI (Hull), Peregrine VIII (Hull) and Rig 82, (ii) Equipment Packages for Peregrine VI and Peregrine VIII and (iii) four supply boats located in West Africa on the Sixth Amendment Effective Date, each as determined on the Sixth Amendment Effective Date.

               "Sixth Amendment" shall mean the Sixth Amendment to this Agreement, dated as of February 22, 1999.

               "Sixth  Amendment Effective Date" shall mean February  23,
         1999.

          6. Pursuant to Section 7.12 of the Credit Agreement, the Banks hereby consent to the Fourth Amendment to the R&B Falcon Credit Agreement, and the granting of the collateral contemplated therein, in the form delivered to the Agent prior to the Sixth Amendment Effective Date.

II  Miscellaneous Provisions.

          1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the Sixth Amendment Effective Date both before and after giving effect to this Amendment; and

          (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective as of 12:01 AM (New York time) on the date (the "Sixth Amendment Effective Date") when (i) each of Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office, (ii) Holdings shall have consummated an issuance of its convertible preferred stock and received cash proceeds from such issuance of not less than $250,000,000 less fees and commissions and (iii) Holdings and/or the Borrower shall have paid, to each Bank that has executed and delivered a counterpart hereof on or before 5:00 P.M. (New York time) on February 22, 1999, an amendment fee equal to 0.15% of such Bank's Commitment as in effect on the Sixth
Amendment Effective Date immediately prior to giving effect to this Amendment. Notwithstanding the foregoing, the consent set forth in paragraph I.3.(b) above shall be effective upon the satisfaction of the condition set forth in clause (i) of this Paragraph II.5 and said consent shall continue in effect whether or not the remaining conditions are satisfied. The Agent will give the Borrower and each Bank prompt notice of the occurrence of the Sixth Amendment Effective Date.

          6. From and after the Sixth Amendment Effective Date (or in the case of Paragraph I.3.(b) only, the satisfaction of the conditions set forth in Paragraph II.5.(i)), all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              R&B FALCON CORPORATION


                              By:_________________________
                                    Title:


                              RBF DEEPWATER EXPLORATION III INC.


                              By:_________________________
                                    Title:

                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                              BRANCH, Individually and as Agent

                              By:_________________________
                                    Title:

                              By:_________________________
                                    Title:

                              CREDIT LYONNAIS NEW YORK BRANCH,
                              Individually and as Syndication Agent

                              By:_________________________
                                    Title:

                              SKANDINAVISKA ENSKILDA BANKEN AB (Publ.)

                              By:_________________________
                                    Title:

                              By:_________________________
                                    Title:

                              CREDIT AGRICOLE INDOSUEZ

                              By:_________________________
                                    Title:

                              By:_________________________
                                    Title:


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